                                  EXHIBIT 99.1


                                                                   April 5, 2000


Dear Participant:

     As of March 29, 2000, the trust ("DRP Trust") established for the Columbia Federal Savings Bank (now known as CFS Bank, the "Bank") Recognition and Retention Plan for Outside Directors ("DRP") held 13,982 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank. As a participant in the DRP, you may direct the voting of the shares of the Company's common stock held by the DRP Trust that have been granted to you under the DRP.

     Chase Manhattan Bank has been appointed as an unrelated corporate trustee for the DRP Trust (the "DRP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the DRP Trustee. The DRP Trustee will vote those shares of the Company's common stock held in the DRP Trust that have been granted to participants in accordance with instructions received from the participants. If the DRP Trustee does not receive voting instructions with respect to shares that have been granted to participants, the DRP Trustee will vote such shares in the same proportion as it votes the shares for which it has received voting instructions.

     At this time to direct the voting of shares granted to you under the DRP, you must complete and sign the enclosed Vote Authorization Form and return it in the accompanying envelope to Ellen Philip Associates, Inc. ("Ellen Philip Associates"). Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by Ellen Philip Associates on a confidential basis. Ellen Philip Associates will then provide the tabulated results to the DRP Trustee. The DRP Trustee will then vote the shares in the DRP Trust based on the voting instructions it has received from participants, as described above.



                                                      Sincerely,



                                                      The Board of Directors

                               HAVEN BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000

                             VOTE AUTHORIZATION FORM


     I, having signed this form, hereby instruct the Columbia Federal Savings Bank Recognition and Retention Plan for Outside Directors ("DRP") Trustee to vote all shares of common stock of Haven Bancorp, Inc. granted to me under the DRP as set forth below at the Annual Meeting of Stockholders to be held on May 17, 2000, and at any adjournment or postponement thereof.

                                                 Please mark your
                                                 votes as indicated    [X]
                                                 in this example

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below) Philip S. Messina, Msgr. Thomas J. Hartman, Michael A. McManus, Jr.

         FOR                                                  VOTE WITHHELD
         [_]                                                        [_]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:

---------------------------------------

2. The ratification of the appointment of KPMG LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 2000.

         FOR                      AGAINST                           ABSTAIN
         [_]                          [_]                             [_]

3. Approval of the proposal to adjourn or postpone the Annual Meeting once called to order to another time and/or place for the purpose of soliciting additional proxies, if necessary.

         FOR                     AGAINST                           ABSTAIN
         [_]                         [_]                             [_]

I acknowledge that I have received from the Company prior to the execution of this vote authorization form, a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 5, 2000, the Annual Report to Stockholders and a letter dated April 5, 2000 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the DRP Trustee for the Annual Stockholders Meeting to be held on May 17, 2000, and at any adjournment or postponement thereof. The DRP Trustee is hereby authorized to vote the shares granted to me, in its trust capacity, as indicated above.


                                                 -------------------------------
                                                 Signature


-------------------------------
Date

Please sign, date and return this form in the enclosed business reply envelope.